Exhibit 99.1

Jupiter Wellness Closes Acquisition of Safety Shot, Plans to Change Company Name and Focus on Launch of World’s First Rapid Blood Alcohol Detox Drink

●	Targets $1.56 billion hangover remedy market with a science-backed, patented product
●	Stellar management team with numerous successes in health and nutrition industry join Jupiter’s C-suite

JUPITER, FL – August 11, 2023 — Jupiter Wellness, Inc. (Nasdaq: JUPW), a diversified company that supports health and wellness, today announced it closed the acquisition of all of the operating assets of GBB Drink Lab Inc., including the formula, patent, know-how, clinical data, and inventory of the world’s first rapid blood alcohol detox drink, branded as Safety Shot.

Several members of the GBB Drink Lab’s executive team, board members and advisors have joined Jupiter Wellness including Josh Wagner who now serves as the Company’s Chief Revenue Officer and David Sandler who serves as Jupiter’s Chief Operating Officer. John Gulyas, Founder and President of GBB Drink Lab has joined Jupiter’s Board of Directors. Rick Pascuci, a beverage industry innovator, and David Long, CEO of Orange Theory Fitness, both former advisors to GBB Drink Lab, now serve on Jupiter’s Advisory Board.

Jupiter Wellness expects that a majority of its revenues will be driven by its Safety Shot business unit in the coming quarters and years. In alignment with its forecasts, Jupiter plans to change the Company’s name to Safety Shot and change its stock ticker and CUSIP.

The world’s first rapid blood alcohol detoxification product, Safety Shot is created by a doctor, patented, and validated by initial research. Safety Shot lowers blood alcohol content by up to 50% in just 30 minutes.

Safety Shot creates a new product category for rapid alcohol detoxification in the fast-growing hangover remedy market, valued at $1.56 billion in 2020 and projected to grow at a CAGR of 14.6% through 2028.

“We couldn’t be more excited about closing this acquisition as our company is now positioned to launch a first-of-its kind wellness product that we believe will huge implications and benefits on wellness and safety around alcohol consumption,” stated Jupiter Wellness CEO Brian John “With key members of the Safety Shot team now on our team, a successful launch of this critical product is well underway. While we continue to execute on our portfolio of other health and wellness products, Safety Shot is the Company’s primary focus going forward. We see this is a tremendous win for Jupiter shareholders.”

About Jupiter Wellness

Jupiter Wellness is a diversified company that supports health and wellness by researching and developing over-the-counter (OTC) products and intellectual property. The Company’s product pipeline addresses a range of conditions, including hair loss, psoriasis, and vitiligo. Revenue is generated through the sales of OTC and consumer products and licensing royalties.

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by registering for Email Alerts at https://jupiterwellness.com/email-alerts/ and by following Jupiter Wellness on Twitter and LinkedIn.

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Forward Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness and, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Jupiter Wellness Media Contact:

Phone: 561-244-7100

Email: info@JupiterWellness.com

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